SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Power Technology, Inc.

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POWER TECHNOLOGY, INC.
109 N. POST OAK LANE, SUITE 422
HOUSTON, TEXAS 77024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2006

The Annual Meeting of Stockholders (the "Annual Meeting") of Power Technology, Inc. (the "Company") will be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024 on Wednesday, June 28, 2006 at 11:00 AM (CDT) for the following purposes:

(1)	To elect three (3) directors.

(2)	To ratify the selection of Malone & Bailey, PC as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2007.

(3)	To act upon such other business as may properly come before the Annual Meeting.

Only holders of common stock of record at the close of business on May 26, 2006, will be entitled to vote at the Annual Meeting or any adjournment thereof.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy to us promptly. Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ BERNARD J. WALTER
CHAIRMAN OF THE BOARD AND PRESIDENT
JUNE 5, 2006
HOUSTON, TEXAS

POWER TECHNOLOGY, INC.
109 N. POST OAK LANE, SUITE 422
HOUSTON, TEXAS 77024

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2006

This proxy statement (the "Proxy Statement") is being furnished to stockholders (the "Stockholders") in connection with the solicitation of proxies by the Board of Directors of Power Technology, Inc., a Nevada corporation (the "Company") for their use at the Annual Meeting (the "Annual Meeting") of Stockholders of the Company to be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, on Wednesday, June 28, 2006, at 11:00 AM, and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement and the accompanying form of proxy (the "Proxy") are first being mailed to Stockholders on or about June 5, 2006. The cost of solicitation of proxies is being borne by the Company.

The close of business on May 26, 2006, has been fixed as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 148,991,694 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each share is entitled to one vote on all issues requiring a Stockholder vote at the Annual Meeting. Each nominee for Director named in Proposal Number 1 must receive a plurality of the votes cast in person or by proxy in order to be elected. Stockholders may not cumulate their votes for the election of Directors. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of Number 2 set forth in the accompanying Notice.

The person named in the enclosed Proxy has been selected by the Board of Directors to serve as proxy (the "Proxy") and will vote the shares represented by valid proxies at the Annual Meeting of Stockholders and adjournments thereof. All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AND (ii) FOR THE RATIFICATION OF MALONE & BAILEY, PC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2007. The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the person named in the enclosed proxy to vote in accordance with his best judgment on such matters.

The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (a) by execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company, or (c) by voting in person at the Annual Meeting.

(1) TO ELECT THREE (3) DIRECTORS FOR THE ENSUING YEAR

NOMINEES FOR DIRECTORS

Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

Hugo P. Pomrehn, PhD. has served as our Director since 1998. Dr. Pomrehn has tendered his resignation from the Board of Directors effective June 30, 2006.

Each duly elected Director will hold office until his successor shall have been elected and qualified. The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below:

Name	Age	Position

Bernard J. Walter	58	Director, President, Secretary and Treasurer
F. Bryson Farrill	78	Director
Thomas J. Hopwood	60	Director

Bernard Walter became a director of Power Technology effective July 1, 2004, to fill the vacancy on the Board of Directors created by the resignation of Lee A. Balak. Effective July 6, 2004, Mr. Walter executed an employment agreement with Power Technology, and the Board of Directors appointed Mr. Walter to be the Chief Executive Officer, President, Treasurer and Secretary of Power Technology. From 2000 to July of 2004, Mr. Walter was the General Counsel and a business and technical consultant to LFF Systems, Inc., a private roofing supply products company. From 2000 to December of 2004, Mr. Walter was a director, Vice President and General Counsel to eSimulation, Inc., a private technology development company that provides web based, online, process optimization systems for the operation of chemical and gas processing plants. From 1973 until his employment by Power Technology, Mr. Walter had been a practicing attorney in the State of Texas. Mr. Walter graduated from the University of St. Thomas with a B.A. degree in 1970, and graduated from the University of Houston Law Center with a J.D. degree in 1973.

Bryson Farrill became a director of Power Technology on October 25, 1999. From 1990 to the present, Mr. Farrill has been a financial consultant to high technology companies and other companies. Mr. Farrill is a director of Swiss Medica, Inc. a publicly traded pharmaceutical products company and a director of Balaton Group, Inc. a private financial services company and a director of Devine Entertainment, Inc. a publicly traded film production company and senior partner of Belgravia Financial, Ltd, a private real estate firm. He is an accredited representative of the Financial Services Authority of the United Kingdom. From 1968 to 1990, he was the President and Chairman of McLeod Young Weir International, a brokerage firm until it was acquired by Scotia Capital Markets. From 1962 to 1979, he was employed by McCleod Young Weir Ltd in Toronto, and was a director and member of its executive committee from 1964 to 1989. From 1981 to 1990, he was a Member of the New York Stock Exchange. Mr. Farrill received a B.A. decree in political science and economics from the University of Toronto in 1951.

Thomas J. Hopwood is the owner and founder of Executive Advice and since 1994, he has provided strategic and tactical consulting services to global and regional marketing companies in the USA and United Kingdom. Mr. Hopwood has extensive consulting experience with global trading companies and with a major Public Utility company. From 1982 to 1994 Mr. Hopwood was employed by Continental Emsco Co., the Drilling Equipment Division of LTV Energy Products. He served as Executive Vice President of Continental Emsco Co. and was responsible for developing and marketing new products while building sales and manufacturing alliances in China. Mr. Hopwood also served as Product Manager of various product groups for International Harvester Company, by whom he was employed from 1969 through 1982. Mr. Hopwood graduated in 1969 from Monmouth College, West Long Branch, New Jersey with a BA degree in History.

OUR DIRECTORS AND EXECUTIVE OFFICERS

Our Directors are elected annually and hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors. There is no family relationship between or among any of our directors and executive officers. Our Board of Directors consists of five persons.

RELATED TRANSACTIONS

Effective June 30, 2004, Mr. Lee A. Balak resigned as a director and as the President, Treasurer and Secretary of Power Technology. Power Technology has entered into a consulting agreement with Mr. Balak. The consulting agreement was for a term of six months and the consulting fee paid was $5,000 per month.

During the year ended January 31, 2006, Mr. Lee Balak, a former director and president of the Company, surrendered ownership of 4,000,000 shares of common stock of Power Technology to the Company pursuant to an agreement with Mr. Balak by which the Company released all claims it may have had against Mr. Balak which were related to any act that Mr. Balak did or failed to do in his capacity as an officer or director of Power Technology.

During the year ended January 31, 2005, Bernard J. Walter, a Director, the Chief Executive Officer, President, Treasurer and Secretary of Power Technology, pursuant to an Employment Agreement, received stock grants and was issued 9,441,015 shares of the restricted common stock of Power Technology. These shares are restricted from sale for a period of three years from July 1, 2004 and are to be non-dilutive and are not subject to any reverse stock split of the common stock of Power Technology.

During the year ended January 31, 2005, Hugo P. Pomrehn, one of our directors, was issued 800,000 shares of the restricted common stock of Power Technology and was paid $9,000 cash, as director's fees.

During the year ended January 31, 2006, Hugo P. Pomrehn, one of our directors, was issued 264,706 shares of the restricted common stock of Power Technology and was paid $18,000 cash, as director's fees.

During the year ended January 31, 2005, F. Bryson Farrill, one of our directors, was issued 800,000 shares of the restricted common stock of Power Technology and was paid $9,000 cash, as director's fees.

During the year ended January 31, 2005, Joey Jung, Chief Technology Officer of Power Technology, was granted a stock option to acquire 100,000 shares of Power Technology's common stock at a price of one half of one cent, $0.005, per share.

On May 25, 2004, while he was a Director, the Chief Executive Officer, President, Treasurer and Secretary, Power Technology issued to Lee Balak, 4,037,485 restricted shares of Power Technology's common stock (which had a market value of $100,937) in payment of a loan to Power Technology by Mr. Balak of $65,423 principal and $5,233 interest due on the loan.

On May 25, 2004, while he was a Director, the Chief Executive Officer, President, Treasurer and Secretary, Power Technology issued to Lee Balak, 10,676,570 restricted shares of Power Technology's common stock (which had a market value of $266,914) in payment of previous loans to Power Technology by Mr. Balak made during 2002 in the principal amount of $173,000, plus $13,840 in accrued interest.

On May 25, 2004, while he was a Director, the Chief Executive Officer, President, Treasurer and Secretary, we issued to Lee Balak, Power Technology issued to Lee Balak, 8,571,428 shares of Power Technology's restricted common stock (which had a market value of $214,286) in payment of his annual salary in the amount of $150,000 for the fiscal year ended January 31, 2004.

During the year ended January 31, 2006, Bernard J. Walter, a Director, the Chief Executive Officer, President, Treasurer and Secretary of Power Technology, pursuant to an Employment Agreement, received stock grants and was issued 721,165 shares of our restricted common stock. These shares are restricted from sale for a period of three years from July 1, 2004 and are to be non-dilutive and are not subject to any reverse stock split of the common stock of Power Technology.

During the year ended January 31, 2006, Hugo P. Pomrehn, a Director of Power Technology, was issued 264,706 shares of our restricted common stock and was paid $18,000 cash, as director's fees.

During the year ended January 31, 2006, F. Bryson Farrill, a Director of Power Technology, was issued 264,706 shares of our restricted common stock and was paid $18,000 cash, as director's fees.

During the year ended January 31, 2006, Joey Jung, Chief Technology Officer of Power Technology, was granted a stock option to acquire 900,000 shares of our common stock at a price of one half of one cent ($0.005) per share.

During the year ended January 31, 2006, Mr. Lee Balak, a former director and president of the Company, was paid $16,906.62 as reimbursement for cash advances Mr. Balak personally made to third parties to pay expenses of the Company during the period prior to July of 2004, while he was a director and president of the Company.

On April 20, 2006, subsequent to the year ended January 31, 2006, Hugo P. Pomrehn, one of our directors, exercised a warrant and purchased, at $0.06 per share, 500,000 shares of restricted common stock of Power Technology. Subsequent to the year ended January 31, 2006, Dr. Pomrehn, was issued 60,000 shares of our restricted common stock and was paid $9,000 cash, as director's fees.

Subsequent to the year ended January 31, 2006, F. Bryson Farrill, a Director of Power Technology, was issued 60,000 shares of our restricted common stock and was paid $9,000 cash, as director's fees.

EMPLOYMENT AGREEMENTS

We entered into an Employment Agreement with Mr. Bernard J. Walter effective July 1, 2004, which terminates on December 31, 2009, and may be extended by Power Technology annually thereafter. The Employment Agreement with Mr. Walter provides for a base salary for 2004 of $90,000, $120,000 for 2005, and $180,000 per annum for 2006 through 2009, with annual increases of five per cent or greater if set by the compensation committee of Power Technology. The Employment Agreement with Mr. Walter also provides for incentive bonuses based upon performance criteria to be determined at the beginning of each year for each applicable annual period by the compensation committee. Mr. Walter became entitled to receive 7.5% of the outstanding shares of Power Technology. His shares of common stock are to be non-dilutive and are not subject to any reverse stock split of the common stock of Power Technology. As of February 13, 2006, Mr. Walter owned 10,162,180, shares of the restricted common stock of Power Technology which were restricted from sale for a period of three years from July 1, 2004. The Employment Agreement also has customary provisions regarding an automobile allowance, participation in benefits plans, life insurance and other terms.

On October 30, 2004, Power Technology entered into an employment agreement with Joey Jung to retain him as an executive through November 21, 2006. Pursuant to the terms of the Employment Agreement, we agreed to pay Mr. Jung $68,525 as a base salary and to increase his pay by no less than 10% of Base Salary each year of employment. Mr. Jung was granted a stock option to acquire 100,000 shares of our common stock at a price of one half of one cent, $0.005. Mr. Jung was granted to a stock option to acquire an additional 900,000 shares of Power Technology's common stock at a price of one half of one cent, $0.005, per share. Stock options for 450,000 of these additional shares shall vest upon the earlier of two years from his employment commencement date or the manufacturing and delivery of 100 prototype 12 Volt batteries. Stock options for the other 450,000 additional shares shall vest upon the earlier of two years from earlier of his employment commencement date or the completion of design and fabrication of the equipment necessary to manufacture the 12 Volt battery in commercial quantities.

Change in Management

Effective June 30, 2004, Mr. Lee A. Balak resigned as a director and as the President, Treasurer and Secretary of Power Technology. Power Technology entered into a consulting agreement with Mr. Balak. The consulting agreement was for a term of six months. The consulting fee was $5,000 per month and provided for reimbursement of expenses. The agreement provides that no shares of Mr. Balak's common stock of Power Technology could be sold during the term of the agreement and commencing December 30, 2005, during each six month period, Mr. Balak shall be limited to selling no more than 500,000 shares of the common stock of Power Technology without the permission of the Board of Directors of Power Technology.

Effective July 1, 2004, Mr. Bernard J. Walter was appointed as a director of Power Technology to fill the vacancy on the Board of Directors created by the resignation of Lee A. Balak. Effective July 6, 2004, Mr. Walter executed an employment agreement with Power Technology, and the Board of Directors appointed Mr. Walter to be the Chief Executive Officer, President, Treasurer and Secretary of Power Technology.

As a result of this change in the management of Power Technology, the Board of Directors authorized a change in the location of the principal executive office of Power Technology from Lions Bay, B.C., Canada to 1770 St. James Place, Suite 115, Houston, Texas 77056 and then to 109 N Post Oak Lane, Suite 422, Houston, Texas 77024.

EXECUTIVE COMPENSATION

The following table discloses compensation during the three years ended January 31, 2006, for the Chief Executive Officer, President, Treasurer and Secretary of Power Technology.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation
	Annual Compensation			Awards			Payouts
Name and Principal Position	Fiscal Year Ending 1/31:	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)		Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen sation ($)
Bernard J. Walter CEO/President	2006	$133,713	-0-	-0-	$62,020	(1)	-0-	-0-	-0-
	2005	$62,000	-0-	-0-	$263,507	(2)	-0-	-0-	-0-
Lee A. Balak Former CEO/ President	2006	-0-	-0-	-0-	-0-		-0-	-0-	-0-
	2005	$37,500	-0-	-0-	$150,000	(3)	-0-	-0-	-0-
	2004	$-0-	-0-	-0-	-0-		-0-	-0-	-0-

(1)
Mr. Walter received 721,165 shares of our restricted common stock as compensation for the fiscal year ended January 31, 2006, which were valued at $62,020 which was the fair market value of free trading share as of the date of issuance.

(2)
Mr. Walter received 9,441.015 shares of our restricted stock as compensation for the fiscal year ended January 31, 2005, which were valued at $263,507 which was the fair market value of free trading shares of our common stock as of the date of issuance..

(3)
Mr. Balak resigned as our CEO/President on June 30, 2004. During the fiscal year ended January 31, 2005, Mr. Balak received 8,571,428 shares of our restricted common stock in exchange for $150,000 of salary which was due to him for the fiscal year ended January 31, 2004.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
(Individual Grants)
Name	Number of Securities Underlying Options/SARS Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year (%)	Exercise of Base Price ($/Sh)	Expiration Date
Bernard J. Walter	-0-	N/A	N/A	N/A

AGGREGATED OPTION/SAR EXERCISES IN
LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Underlying Options/SARs at FY end (#); Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options/SARs at FY end ($); Exercisable/ Unexercisable
Bernard J. Walter	-0-	-0-	-0-	-0- / -0-

STOCK PLAN COMMITTEE

A Stock Plan Committee of the Board of Directors administers Power Technology's Stock Option, SAR and Stock Bonus Consultant Plan. Mr. Bernard J. Walter and Dr. Hugo P. Pomrehn are presently the members of the Committee.

OTHER COMMITTEES

Power Technology does not have an audit committee, compensation committee or nominating committee, or any committee performing similar functions. These functions are fulfilled by the entire Board of Directors which we believe is adequate based on the present size of the Company.

BENEFIT PLANS

Power Technology does not have any pension plan, profit sharing plan, or similar plans for the benefit of its officers, directors or employees. However, Power Technology may establish such plans in the future.

BOARD COMPENSATION

For the period from July 1, 2004 though June 30, 2006 each non-employee director is entitled to be paid $3,000 per each month, $1,500 of which was payable in cash and $1,500 of which shall was payable in non assessable shares of the Corporation’s common stock at the closing bid price on the date preceding the stock’s issuance. Each non-employee director was entitled to receive reimbursement of travel expenses.

In consideration of the services rendered to Power Technology by F. Bryson Farrill, as a director of Power Technology, for the period prior to July 1, 2004, Power Technology issued to Mr. Farrill 500,000 shares of its restricted shares of Power Technology's common stock. In consideration of the services rendered and to be rendered to Power Technology by Mr. Farrill, as a director of Power Technology, for the period from July 1, 2004 through June 30, 2006, Power Technology agreed to pay Mr. Farrill $3,000 per each month, $1,500 of which is payable in cash and $1,500 of which is payable in restricted shares of Power Technology's common stock at the closing bid price on the date preceding the stock's issuance. During the fiscal year ending January 31, 2005, Power Technology paid Mr. Farrill a total of $9,000 cash and issued to Mr. Farrill a total of 800,000 shares of Power Technology's restricted common stock, as director's fees. During the fiscal year ending January 31, 2006, Power Technology paid Mr. Farrill a total of $18,000 cash and issued to Mr. Farrill a total of 264,706 shares of Power Technology's restricted common stock, as director's fees. Subsequent to the year ended January 31, 2006, for the period from January 1, 2006 through June 30, 2006, Power Technology paid Mr. Farrill a total of $9,000 cash and issued to Mr. Farrill a total of 60,000 shares of Power Technology's restricted common stock, as director's fees. In consideration of the services rendered to Power Technology by Hugo P. Pomrehn, as a director of Power Technology, for the period prior to July 1, 2004, Power Technology issued to Dr. Pomrehn 500,000 shares of its restricted shares of Power Technology's common stock. In consideration of the services rendered and to be rendered to Power Technology by Dr. Pomrehn, as a director of Power Technology, for the period from July 1, 2004 through June 30, 2006, Power Technology agreed to pay Dr. Pomrehn $3,000 per each month, $1,500 of which is payable in cash and $1,500 of which is payable in restricted shares of Power Technology's common stock at the closing bid price on the date preceding the stock's issuance. During the fiscal year ended January 31, 2005, Power Technology paid Dr. Pomrehn a total of $9,000 cash and issued to Dr. Pomrehn a total of 800,000 shares of Power Technology's restricted common stock, as director's fees. During the fiscal year ending January 31, 2006, Power Technology paid Dr. Pomrehn a total of $18,000 cash and issued to Dr. Pomrehn a total of 264,706 shares of Power Technology's restricted common stock, as director's fees. Subsequent to the year ended January 31, 2006, for the period from January 1, 2006 through June 30, 2006, Power Technology paid Dr. Pomrehn a total of $9,000 cash and issued to Dr. Pomrehn a total of 60,000 shares of Power Technology's restricted common stock, as director's fees.

Shareholder Communications

We do not currently have a process for security holders to send communications to the Board of Directors, which we believe is appropriate based on our size, the limited number of our shareholders and the limited number of communications which we receive. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Bernard J. Walter at our executive offices, 109 N. Post Oak Lane, Suite 422, Houston, Texas 77024. While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Mr. Walter collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Walter will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Walter will direct that communication to the appropriate executive officer or director. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based on its review of the copies of such forms received by it, the Company believes that during the year ended January 31, 2006, all such filing requirements applicable to its officers and directors and any ten percent holder were complied with, except that Mr. Lee A. Balak, Mr. F. Bryson Farrill, Dr. Hugo P. Pomrehn, and Mr. Joey Jung were each late in the filing of a Form 3 or Form 4 report during the fiscal year ended January 31, 2006.

CODE OF ETHICS

Effective February 23, 2006, the Board of Directors adopted a Code of Ethics for our directors, officers and employees. A copy of our Code of Ethics was included as Exhibit 14.1 to our Form 10-KSB/A filing for the fiscal year ended January 31, 2006.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at May 26, 2006 with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our Directors, (iii) each of our Executive Officers, and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of May 26, 2006, we had 148,991,694 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Number of Shares of Class Beneficially Owned	Percentage of Shares Beneficially Owned (1)
Common Stock	Bernard J. Walter Chairman, President and CEO 109 North Post Oak Lane Suite 422 Houston, Texas 77024	11,256,446 (2)	7.5%
Common Stock	F. Bryson Farrill Director 77 Verplank Avenue Stanford, Connecticut 06902	1,124,706	0.75%
Common Stock	Hugo P. Pomrehn, Ph.D Director 1017 South Mountain Monrovia, California 91016	1,884,706	1.26%
Common Stock	Joey Jung Vice President/Technology 6685 Berkeley Street Vancouver, B.C. V5S 2J5 Canada	150,000 (3)	0.10%

Common Stock	All Officers and Directors as a group (total of 4)	14,415,858(4)	9.61%

Common Stock	Lee A. Balak 15 Ocean View Road Lions Bay, BC V0N 2E0 Canada	23,157,483	15.54%
Common Stock	Cornell Capital Partners, L.P. 101 Hudson Street Suite 3700 Jersey City, New Jersey 07302	172,579,102 (5)	5.70%

(1) Except as otherwise noted, it is believed by Power Technology that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase the common stock of Power Technology.

(2) Includes 1,094,266 shares to which Mr. Walter is entitled to be issued to him pursuant to his Employment Agreement but which have not yet been issued.

(3) Includes 100,000 options to purchase shares of our common stock and specifically excludes 900,000 options to purchase shares of our common stock which are not yet vested.

(4) Includes 1,094,266 shares to which Mr. Walter is entitled to be issued pursuant to his Employment Agreement but which have not yet been issued. Includes 100,000 options to purchase shares of our common stock.

(5) Includes 6,086,707 shares of our common stock held by its affiliate, Highgate House Funds, Ltd. Also includes 20,904,875 shares of our common stock underling warrants, and 145,587,520 shares of our common stock underlying convertible debentures held by Cornell Capital Partners, L.P. The Debenture provide that the number of shares of our common stock that may be issued by us or acquired by Cornell upon conversion of the Debenture shall not exceed 4.99% of the total number of the issued and outstanding shares of our common stock.

(2) TO RATIFY THE SELECTION OF MALONE & BAILEY, PC
AS THE COMPANY'S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING
JANUARY 31, 2007

The Board of Directors has selected Malone & Bailey, PC as the Company's independent registered public accounting firm for the current fiscal year. Although not required by law or otherwise, the selection is being submitted to the Stockholders of the Company as a matter of corporate policy for their approval. The Board of Directors wishes to obtain from the Stockholders a ratification of their action in appointing their existing independent registered public accounting firm, Malone & Bailey, PC, for the fiscal year ending January 31, 2007. Such ratification requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

In the event the appointment of Malone & Bailey, PC as the Company’s independent registered public accounting firm is not ratified by the Stockholders, the adverse vote will be considered as a direction to the Board of Directors to select another independent registered public accounting firm for the fiscal year ending January 31, 2007. A representative of Malone & Bailey, PC is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions. The Board of Directors unanimously recommends a vote FOR the ratification of Malone & Bailey, PC as independent registered public accounting firm for fiscal year ending January 31, 2007.

The following table sets forth the aggregate fees paid or accrued for professional services rendered by Malone & Bailey, P.C. for the audit of our annual financial statements for fiscal year 2006 and fiscal year 2005 and the aggregate fees paid or accrued for audit-related services and all other services rendered by Malone & Bailey, P.C. for fiscal year 2006 and fiscal year 2005.

	2006	2005
Audit fees	$23,620	$12,725
Audit-related fees	-0-	-0-
Tax fees	-0-	-0-
All other fees	-0-	-0-

Total	$23,620	$12,725

The category of “Audit fees” includes fees for our annual audit, quarterly reviews and services rendered in connection with regulatory filings with the SEC, such as the issuance of comfort letters and consents.

The category of “Audit-related fees” includes employee benefit plan audits, internal control reviews and accounting consultation.

The category of “Tax fees” includes consultation related to corporate development activities.

All above audit services, audit-related services and tax services were pre-approved by the Board of Directors, which concluded that the provision of such services by Malone & Bailey, P.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

(3)
OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with his best judgment on such matters.

FUTURE PROPOSALS OF STOCKHOLDERS

The deadline for stockholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2007 Annual Meeting of Stockholders is February 1, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ BERNARD J. WALTER
CHAIRMAN OF THE BOARD AND PRESIDENT
JUNE 5, 2006
HOUSTON, TEXAS

PROXY
POWER TECHNOLOGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2006

The undersigned hereby appoints Bernard J. Walter as the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Power Technology, Inc. held of record by the undersigned on May 26, 2006, at the Annual Meeting of Stockholders to be held on Wednesday, June 28, 2006, at 11:00 AM (CDT) at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN NUMBER 1, AND FOR THE RATIFICATION IN NUMBER 2.

1.	ELECTION OF DIRECTORS OF THE COMPANY. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH, OR OTHERWISE STRIKE, THAT NOMINEE'S NAME IN THE LIST BELOW.)

☐	FOR all nominees listed	☐	WITHHOLD authority to
	below except as marked		vote for all nominees
	to the contrary.		below.

Bernard J. Walter
F. Bryson Farrill
Thomas J. Hopwood

2.	PROPOSAL TO RATIFY THE SELECTION OF MALONE & BAILEY, PC AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JANUARY 31, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

NUMBER OF
SHARES OWNED

[NAME]

DATED:

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

TO OUR VALUED SHAREHOLDERS:

Enclosed you will find our "Notice of Annual Meeting of Stockholders", "Proxy Statement", "Proxy", and most recent annual report on Form lO-KSB/A for the year ended January 31,2006. Please plan to attend our annual meeting on June 28, 2006, or respond with your Proxy so that you may be represented in our shareholder vote.

Fiscal 2006 (i.e., the year ending January 31, 2006) and the following months have been a transitional and productive period for Power Technology, Inc. ("PWTC").

In November 2005, our management traveled to Taiwan to meet with management and engineers from Kung Long Batteries Industrial Co., Ltd., ('Kung Long"), a publicly traded expert manufacturer of lead acid batteries. Kung Long owns and operates two manufacturing facilities in Taiwan and one in Viet Nam. It manufactures more than 200 different types of batteries, including batteries for electric vehicles, uninterrupted power supply systems, alternative energy systems, solar energy systems, mobile energy, motorcycle and automotive uses. Kung Long exports its products to Asia, the U.S.A., Europe, and other countries. We discussed with Kung Long management possible technology transfer, licensing, royalty and joint venture agreements. We signed a memorandum of understanding with Kung Long concerning the commercialization of Power Technology's advanced lead acid battery technology. In February of 2006 we delivered to Kung Long 22 positive and 28 negative current collectors for its testing and evaluation. Based on its initial testing, Kung Long has decided to use our current collectors, our core patent pending technology, to manufacture a working prototype battery. Kung Long intends to thoroughly test and evaluate our battery's performance. Discussions with Kung Long included the negotiation of technology transfer, license, and royalty agreement or a joint venture agreement that would enable Kung Long to build a new manufacturing facility to produce Power Technology batteries.

In December 2005, we completed financings with Cornell Capital Partners, LP under which we received a total of $1.1 million of funding, which has enabled us to purchase machinery and equipment necessary to build our pilot plant to manufacture our unique patent pending current collectors.

On March 6, 2006, the United States Patent and Trademark Office provided us written notice of the Allowability of U.S. Patent Application Serial Number 10/809,791 titled Current Collector Structure and Methods to Improve the Performance of a Lead-Acid Battery, which relates to a current collector for use in lead-acid batteries comprising a reticulated carbon substrate having circuitous pores and a layer of lead tin alloy applied to the reticulated carbon substrate. We consider the rights to this Patent Application to be our core technology and we are pleased that our patent claims will be allowed and we will be able to pursue the commercialization of our technology with intellectual property protection.

On May 17, 2006, our wholly owned subsidiary, Sentry Power Technology, Inc. acquired the assets of Sentry Power Systems LLC. Sentry Power sells automatic battery back up uninterrupted power supply systems for commercial and residential use throughout the northeast and southwest United States. The Sentry Power System is based on a proven and reliable concept of providing emergency backup power through the use of a DC to AC power conversion inverters with sealed AGM batteries. When the PWTC batteries are in production, they will be installed in all Sentry Power Systems. We anticipate that Sentry Power will generate revenue during this fiscal year.

We hope that you will be able to attend our annual meeting. Joey Jung, Chief Technology Officer, Bob Magyar, President of Sentry Power and Michael Julian, Director of Operations of Sentry Power will join me at the annual meeting to answer any questions our shareholders may have.

The Management team and directors of PWTC are committed to creating a productive and profitable enterprise on your behalf. We thank you for your support which is greatly appreciated.

Regards,

Bernard J. Walter
Chairman and CEO